SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       April 29, 2003

RENAL CARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27640	62-1622383

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

2525 West End Avenue, Suite 600, Nashville, Tennessee 37203

(Address, including zip code, of principal executive offices)

(615) 345-5500

(Registrant’s telephone number, including area code)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EX-99.1 PRESS RELEASE 04/29/03

Item 5. Other Events.

     On April 29, 2003, Renal Care Group, Inc. (the “Company”) issued a press release announcing that its Board of Directors had elected Gary A. Brukardt president and chief executive officer of the Company effective immediately. The Company also announced that William P. Johnston would become the Company’s full-time executive chairman of the board. The press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

     (a)  None.

     (b)  None.

     (c)  Exhibits.

99.1	Press Release issued April 29, 2003, regarding the election of Gary A. Brukardt as president and chief executive officer and the appointment of William P. Johnston as executive chairman of the board.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAL CARE GROUP, INC.

By:	/s/ R. Dirk Allison
Name:	/s/ R. Dirk Allison
Title:	Executive Vice President

Date: April 29, 2003